UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

VANDA PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34186	03-0491827
(Commission File No.)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue NW

Suite 300E

Washington, DC 20037

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 734-3400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 31, 2014, Vanda Pharmaceuticals Inc. (the “Company”) closed the transactions contemplated by the settlement agreement (the “Settlement Agreement”) entered into with Novartis Pharma AG (together with certain of its affiliates, “Novartis”) on December 22, 2014, as described in the Company’s Current Report on Form 8-K filed on December 22, 2014 (the “Closing”). In connection with the Closing: (i) the Company and Novartis have dismissed the arbitration proceedings initiated in May 2014 by the Company related to the license of Fanapt® and released each other from any related claims; (ii) Novartis has transferred all US and Canadian rights in the Fanapt® franchise to the Company; (iii) the Company has sold 1,808,973 shares of its common stock to Novartis, resulting in gross proceeds to the Company of approximately $25 million and (iv) Novartis has granted to the Company an exclusive worldwide license to AQW051, a phase II alpha-7 nicotinic acetylcholine receptor partial agonist.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

By:	/s/ James P. Kelly
Name:	James P. Kelly
Title:	Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

Dated: December 31, 2014